UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2017

T. Rowe Price Group, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-32191	52-2264646
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
100 East Pratt Street, Baltimore, Maryland 21202

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (410) 345-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 - Corporate Governance and Management

Item 5.02. - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) The information required by this Item 5.02(b) with respect to the naming of Céline Dufétel as Vice President and the next Chief Financial Officer and Treasurer is incorporated herein by reference to Item 5.02(c) below.
(c) On August 22, 2017, T. Rowe Price Group, Inc. (the “Company”) announced that Ms. Céline Dufétel, age 36, will join the Company as Vice President by December 2017, and will assume the roles of Chief Financial Officer (“CFO”) and Treasurer in the first quarter of 2018. Ms. Dufétel will succeed Mr. Kenneth V. Moreland, who will continue as CFO at his regular base salary until no later than the filing of the Form 10-K for the 2017 fiscal year and who will receive an additional bonus of $375,000 in consideration of his strong performance and his agreeing to stay beyond the previously agreed retirement date of no later than December 31, 2017.
Attached hereto as Exhibit 99.1 is a copy of the press release announcing the foregoing. Information regarding Ms. Dufétel’s prior work history is included in the first paragraph of the press release following the heading “About Céline Dufétel” and is incorporated herein by reference.

As Vice President, CFO and Treasurer, Ms. Dufétel will receive the following compensation package:

•	Base salary of $350,000;

•	A cash signing bonus totaling $2,150,000 and consisting of:

•	$450,000, payable on the first payroll date following the effective date of her employment

•	$150,000, payable on the first payroll date following the first anniversary of the effective date of her employment

•	$150,000, grossed-up for taxes, payable on receipt of confirmation of a loan penalty from Neuberger Berman

•	$1,400,000 paid on last payroll date in 2017

Each installment of the cash signing bonus is subject to repayment if Ms. Dufétel voluntarily terminates her employment or is terminated for cause within one year of the payment of the installment;

•	Participation in the Company’s Long-Term Incentive Plan in 2017 on the same terms as other executive officers and subject to the discretion of the Company; and

•	Participation in the Company’s Annual Incentive Compensation Pool in 2018 on the same terms as other executive officers and subject to the discretion of the Company.

Ms. Dufétel will also receive compensation pursuant to certain plans provided by the Company, including health and benefit plans and retirement plans typically available to other executive officers and will be provided with certain benefits that are typically provided to newly hired executives, including reasonable relocation expenses, including a gross-up on certain of those relocation expenses.

In addition to those transactions with Ms. Dufétel related to compensation as an employee of the Company, pursuant to the Company’s related party transaction procedures and Item 404(a) of Regulation S-K, the Company notes that, since October of 2014, it has contracted with Diligent Board Member Services, Inc. (“Diligent”) to provide online access to board and committee materials to the Company’s officers and directors. In March of 2015, subsequent to the initiation of the contractual relationship with Diligent, Ms. Dufétel’s spouse, Brian Stafford, became the Chief Executive Officer and President of Diligent. The Corporation pays Diligent approximately $125,000 annually for its services.

Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1 Amendment to the Agreement, dated January 30, 2017, between T. Rowe Price Group, Inc. and Kenneth V. Moreland.

99.1	Press release dated August 22, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
T. Rowe Price Group, Inc.
By: /s/ Kenneth V. Moreland
Kenneth V. Moreland
Vice President, Chief Financial Officer and Treasurer
Date: August 25, 2017